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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-00000) and related Prospectus of Executive Risk Capital Trust for the registration of 125,000 shares of its Series B Capital Securities and to the incorporation by reference therein of our reports dated February 7, 1997, with respect to the consolidated financial statements of Executive Risk Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Stamford, Connecticut
April 4, 1997